Exhibit 10.45
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

December 17, 2019

Sandy Macrae, Ph.D.
Chief Executive Officer
Sangamo Therapeutics, Inc.
7000 Marina Blvd
Brisbane, CA 94804

Re: SB-525 IND transfer and [*] milestone under the Collaboration and License Agreement between Sangamo Therapeutics, Inc. (“Sangamo”) and Pfizer Inc. (“Pfizer”), dated May 10, 2017 (“Collaboration Agreement”).

Dear Dr. Macrae,

This letter (“Letter Amendment”) sets forth Sangamo’s and Pfizer’s understanding and agreement related to transferring the IND for SB-525 and Pfizer potentially paying the [*] milestone for SB-525 ahead of [*] for SB-525. This Letter Amendment is an amendment to the Collaboration Agreement and capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Collaboration Agreement.

Section 5.2 of the Collaboration Agreement sets forth that Sangamo would retain ownership of the IND for SB-525 and shall be responsible for all regulatory activities for SB-525 in the U.S., in each case through the IND Transition Date. Although the IND Transition Date has not yet been reached, in order to advance the SB-525 development, Pfizer would like to begin the process of Sangamo transferring ownership of the IND for SB-25, namely IND 17250 (the “IND”) and transferring responsibility for all regulatory activities for SB-525. Before Pfizer can approve the IND and responsibility transfer, Pfizer must ensure the readiness of transfer of the IND, which includes but is not limited to [*] (collectively, the “Transfer Preparation Activities”), and Sangamo is willing to cooperate reasonably with and provide reasonable assistance to Pfizer in order to complete these Transfer Preparation Activities on or before [*]. Once the Transfer Preparation Activities are complete, Pfizer will promptly seek internal approval to provide written authorization to Sangamo to instruct the U.S. FDA to transfer ownership of the IND for SB-525 to Pfizer, and such approval shall not be unreasonably withheld. Immediately after

Pfizer receives such internal approval, it will inform Sangamo and Sangamo shall instruct the U.S. FDA to transfer ownership of the IND; provided that Sangamo will allow Pfizer to review and approve the instructions it intends to provide to the U.S. FDA prior to delivering such instructions to the U.S. FDA. Upon Sangamo’s submission, Pfizer will timely submit to the U.S. FDA its acceptance of ownership of the IND as to effectuate its acceptance of the IND transfer by [*], or such other date as mutually agreed in writing by the Parties. The date on which Pfizer submits its acceptance of the ownership of the IND to the U.S. FDA will be the IND Transition Date under the Collaboration Agreement. In the event the Transfer Preparation Activities are not completed by [*], Sangamo and Pfizer will reasonably discuss extending such deadline, with both parties recognizing time is of the essence and that such Transfer Preparation Activities should be completed as soon as reasonably practicable. In no event will the transfer of the IND cancel the obligations of each of Sangamo and Pfizer to cooperate reasonably and provide reasonable assistance to the other party with regards to preparation of Regulatory Materials for any Product, as set forth in the Collaboration Agreement.

Section 9.4 of the Collaboration Agreement sets forth certain development milestones to be paid by Pfizer to Sangamo following the achievement of defined milestone events. The [*] would be paid [*]. Although the [*] has not yet been achieved, at [*]. As such, if Sangamo [*] as set forth in this letter, then upon Pfizer’s submission of its acceptance of the ownership of the IND, the [*] milestone payment for [*] shall be due, [*]. Sangamo and Pfizer recognize and agree that [*]. In the event that [*] in accordance with the terms and conditions set forth by the Collaboration Agreement prior to this Letter Amendment.

Your signature below and return of this letter will serve as Sangamo’s agreement to the content of this letter and the terms and conditions set forth herein.

Sincerely,

[*]
[*]
[*]

………………………………………………..
Read, Understood, and Agreed On behalf of Sangamo Therapeutics, Inc.

__/s Alexander Macrae____________
Signature

______Alexander Macrae______________
Printed Name & Title

_____Dec 17, 2019___________________________
Date

Exhibit A

[*]